UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            January 22, 2013

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2013, Nicholas G. Karabots, who was a member of the Board of Directors of the Company and Vice Chairman of the Board and of its Executive Committee, submitted his resignation from those positions effective at the close of business on January 22, 2013 and informed the Board that he did so due to the increased demands of his privately-held businesses during the past several years which have significantly reduced the time he has available to devote to Company matters.

On January 22, 2013, Theodore J. Gaasche, who had been the Company’s President and Chief Executive Officer since August 2011, resigned as an officer of the Company effective at the close of business on January 22, 2013.  No replacement for Mr. Gaasche’s position has been selected.  Mr. Gaasche, who while serving as the Company’s President and Chief Executive Officer was also a director of Spartan Organization, Inc. (“Spartan”), a company owned by Nicholas G. Karabots, informed the Board that he resigned in order to return to a more active role with Spartan.  From 2009 through July 2011, Mr. Gaasche served as Executive Vice President – Operations of Spartan.

On January 22, 2013, with Mr. Gaasche’s agreement, the Board of Directors of the Company elected him as a member of the Board to fill the vacancy in Class III directors created by the resignation of Mr. Karabots.  Mr. Gaasche’s election was effective at the time of Mr. Karabots’ resignation at the close of business on January 22, 2013.  The present terms of the Class III directors expire upon the election of their successors at the Company’s 2014 Annual Meeting.  The Board also appointed Mr. Gaasche as a member and Vice Chairman of its Executive Committee.  Among its other responsibilities, in the absence of a Chief Executive Officer of the Company the Executive Committee is charged with the oversight of the Company’s business between Board meetings.  The other members of the Executive Committee are Edward B. Cloues, II, the Company’s Chairman of the Board, who is also Chairman of its Executive Committee, and Albert V. Russo.

For serving as a director of the Company, as with the other directors, Mr. Gaasche will be paid an annual fee of $80,000 in quarterly installments and an additional $1,500 per meeting attended for each Board meeting called for personal attendance and $500 per meeting for each telephonic Board meeting attended.  In addition, he will receive a monthly fee of $5,000 for acting as Vice Chairman of the Board’s Executive Committee.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Resignation dated January 22, 2013 of Nicholas G. Karabots.
99.2	Resignation dated January 22, 2013 of Theodore J. Gaasche.
99.3	Press Release, dated January 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP CORPORATION
(Registrant)

By: /s/ Peter M. Pizza
Peter M. Pizza
Vice President and
Chief Financial Officer

Date:  January 23, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Resignation dated January 22, 2013 of Nicholas G. Karabots.
99.2	Resignation dated January 22, 2013 of Theodore J. Gaasche.
99.3	Press Release, dated January 23, 2013.